EXHIBIT 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Intrepid Potash, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	Rule 457(o)	—	—	—	—	—
	Equity	Preferred Stock, par value $0.001 per share	Rule 457(o)	—	—	—	—	—
	Debt	Debt Securities	Rule 457(o)	—	—	—	—	—
	Debt	Guarantees of Debt Securities(3)	Rule 457(o)	—	—	—	—	—
	Other	Warrants	Rule 457(o)	—	—	—	—	—
	Other	Units	Rule 457(o)	—	—	—	—	—
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 457(o)	(1)	(2)	$100,000,000	0.00014760	$14,760(3)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts					$100,000,000		$14,760.00
	Total Fees Previously Paid							—
	Total Fee Offsets							$31,488.00
	Net Fee Due							$0.00

(1)	The amount to be registered consists of up to $100,000,000 of an indeterminate amount of common stock, preferred stock, debt securities, guarantees of debt securities, warrants, and/or units. There is also being registered hereunder such currently indeterminate number of securities as may be issued upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. Pursuant to Rule 457(n), no additional registration fee is payable in respect of the registration of the guarantees.

(2)	The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act. In no event will the aggregate offering price of all securities sold by the Registrant from time to time pursuant to this registration statement exceed $100,000,000.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Intrepid Potash, Inc.	Form S-3	333-230222	March 12, 2019		$31,488.00	Unallocated (Universal) Shelf	(4)	$300,000,000(4)	$300,000,000
Fee Offset Sources	Intrepid Potash, Inc.	Form S-3	333-230222		March 12, 2019						$7,549.35(4)
Fee Offset Sources	Intrepid Potash, Inc.	Form S-3	333-209888		March 2, 2016						(4)
Fee Offset Sources	Intrepid Potash, Inc.	POSASR	333-203722		February 29, 2016						$23,938.65 (4)

(4)	On March 12, 2019, the Registrant filed Registration Statement on Form S-3 (File No. 333-230222), which was declared effective on April 4, 2019, that identified and registered an aggregate principal amount of $300,000,000 of an indeterminate amount of securities to be offered by the Registrant from time to time for which a filing fee of $31,488.00 was due, which was paid through a fee offset of $23,938.65 related to unsold securities from Registration Statement on Form S-3 (File No. 333-209888) and a contemporaneous fee payment of $7,549.35. On March 2, 2016, the Registrant filed a Registration Statement on Form S-3 (File No. 333-209888) for which a filing fee of $30,210.00 was due, which was paid through a fee offset of $30,210.00. On February 29, 2016, the Registrant filed Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-203722) for which a contemporaneous filing fee payment of $30,210.00 was made. The Registration Statements mentioned above have terminated with respect to any unsold securities. In accordance with Rule 457(p) under the Securities Act of 1933, as amended, the Registrant is allocating the $31,488.00 of the unused filing fees to offset the filing fee payable in connection with this filing.